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                                                                     EXHIBIT 3.2


                                    BYLAWS OF
                       STATE OF FRANKLIN BANCSHARES, INC.
                             A BANK HOLDING COMPANY


                     ARTICLE I - HOME OFFICE; OTHER OFFICES

         The home office of State of Franklin Bancshares, Inc. ("the Company"), shall be located at 1907 North Roan Street, Johnson City, Washington County, Tennessee 37601. The Company may maintain other offices at such other places as may be determined by the Board of Directors, subject to the approval of the appropriate regulatory authorities.

                            ARTICLE II - SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Company or at such other place as the Board of Directors may determine.

         SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Company for the election of Directors and for the transaction of any other business of the Company shall be held annually within 120 days after the end of the Company's fiscal year at such date and time within such 120-day period as the Board of Directors may determine.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Tennessee Commissioner of Financial Institutions ("Commissioner") or the Federal Reserve Board ("FRB") may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors, the Commissioner or the FRB, and shall be called by the Chairman of the Board, the President, or the Secretary upon the written request of the holders of not less than ten percent (10%) of all of the outstanding capital stock of the Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Company addressed to the Chairman of the Board, the President, or the Secretary.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with procedures adopted by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman or the President to preside at such meetings.

         SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the Directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the stockholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II with postage



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prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in the case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment.

         SECTION 7. VOTING LISTS. After fixing a record date for a meeting, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Company and shall' be available for inspection by any shareholder at any time during usual business hours, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Company's principal office or at a place identified in the meeting notice in the city where the meeting will be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present are represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

         SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution. except for a proxy coupled with an interest.

         SECTION 10. VOTING POWERS. At all meetings of the shareholders, each shareholder shall be entitled to cast one vote for each share of stock recorded in the shareholder's name on the books of the



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Company as of the record date on any issue brought before the meeting; provided, however, that in electing the Board of Directors, each shareholder shall be entitled to cast one vote per share for each office of Director to be filled. There shall be no cumulative voting.

         SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, m the absence of written directions to the Company to the contrary, at any meeting of the shareholders of the Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Company, if authorized by law, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. NOMINATIONS FOR DIRECTOR. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as Directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least twenty (20) days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. No nominations for Directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Company at least five (5) days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least twenty (20) days prior to the



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annual meeting, nominations for Directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Company at least five (5) days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five (5) days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place thirty
(30) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors, and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be under the direction of its Board of Directors. The Board of Directors shall elect a Chairman of the Board, a President, and a Secretary annually and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

         SECTION 2. NUMBER AND TERM.

         (a) The Board of Directors shall consist of no fewer than five (5) nor more than twenty-five (25) members, the precise number of which members may be fixed or changed by the Board of Directors, including an increase or decrease in the number of Directors. The number so fixed by the Board of Directors shall be divided into three (3) classes as nearly equal in number as possible. The members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified. The terms of Directors in the first group shall expire at the first annual shareholders' meeting after their election; the terms of the second group shall expire at the second annual shareholders' meeting after their election; and the terms of the third group shall expire at the third annual shareholders meeting after their election. At each annual shareholders' meeting held thereafter, the Directors shall be chosen for a term of three (3) years to succeed those whose terms expire.

         (b) The initial number of Directors shall be twelve (12).

         SECTION 3. MEETINGS.

         (a) Organizational Meeting. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders.



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         (b)      Regular Meetings.

                           (i) The Board of Directors may provide, by
                  resolution, the time and place for the holding of regular meetings without other notice than such resolution.
                           (ii) Meetings may be held as determined by the
                  Directors or may be called by the Chairman, the President, one-third of the Directors, the Commissioner or the FRB. Notice of such meetings, other than the organizational meeting or other regular meetings set by resolution pursuant to this
                  Section 3, may be by telegram, telephone, facsimile transmission, letter or in person.
                           (iii) The Board of Directors may, with the approval
                  of two-thirds (2/3) of the Directors, change the location, date and time of any meeting of the Board.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or one-third of the Directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

         Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 11 of this Article.

         SECTION 5. NOTICE. Written notice of any special meeting shall be given to each Director at least two (2) days prior thereto when delivered personally or by telegram or at least five (5) days prior thereto when delivered by mail at the address at which the Director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered by the telegraph company if sent by telegram. Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

         SECTION 6. QUORUM. A majority of the number of Directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the FRB or by these Bylaws.

         SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors.


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         SECTION 9. RESIGNATION. Any Director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the Chairman of the Board or the President. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman of the Board or the President. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         SECTION 10. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected to serve until the next election of Directors by the shareholders. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

         SECTION 11. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

         SECTION 12. PRESUMPTION OF ASSENT. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a Director who voted in favor of such action.

         SECTION 13. REMOVAL OF DIRECTORS. At a meeting of Shareholders called expressly for that purpose, any Director may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. If less than the entire board is to be removed, no one of the Directors may be removed if the votes cast against the removal would be sufficient to elect a Director if then cumulatively voted at an election of the class of Directors of which such Director is a part. Whenever the holders of the shares of any class are entitled to elect one or more Directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         SECTION 14. DIVIDENDS. The Board of Directors may, in its discretion, declare and pay dividends in cash or in capital stock from time to time, but no more frequently than once in each calendar quarter and subject to the other requirements of Tennessee Business Corporation Act and such other laws or regulatory approval as may be applicable.

         SECTION 15. ADDITIONAL POWERS. In addition to the powers and authority conferred upon them by these Bylaws, the Board of Directors may exercise all such powers and do such acts and things as it



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may be authorized or required to do by statute or by rule or regulation of applicable regulatory authorities, or by the Charter of the Company, or by the Shareholders of the Company.

                       ARTICLE IV - OFFICERS AND EMPLOYEES

         SECTION 1. ELECTION OF OFFICERS, OFFICIALS AND COMMITTEES. At their meetings immediately following the annual shareholders' meetings each year, or at any other regular or special meeting, the Board of Directors shall elect a Chairman of the Board, a President and a Secretary. They shall elect such other officers as they shall deem necessary from time to time, and shall prescribe the duties to which such officers shall be assigned. The Chairman of the Board or President may recommend and the Board of Directors may appoint any Committees, as they may deem necessary or proper.

         SECTION 2. REMOVAL OF OFFICERS. Any or all officers and members of Committees may be removed at any regular or special meeting of the Board of Directors without the necessity of any specification thereof in the call of the meeting. Any officer or Committee member may be suspended by the Chairman of the Board or the President until the next meeting of the Board of Directors.

         SECTION 3. ONE PERSON MAY HOLD ONE OR MORE OFFICES. Any number of offices not inconsistent with each other may be held by the same person; provided, however, that the same person may not hold the offices of President and Secretary.

         SECTION 4. APPOINTMENT OF AGENTS AND EMPLOYEES. All agents and employees shall be appointed by the Chairman of the Board or the President or by some other person employed by the Company and designated by the Chairman of the Board or the President for that purpose; provided, however, that the Board of Directors may require that all such appointments be made subject to approval by the Board.

         SECTION 5. FIDELITY BONDS AND OTHER INSURANCE.

         (a) The Board of Directors shall direct and require good and sufficient fidelity bonds on all active officers and employees, whether or not they draw salary or compensation, which bonds shall provide for indemnity to such Company on account of any losses sustained by it as the result of any dishonest, fraudulent or criminal act or omission committed or omitted by them acting independently or in collusion or combination with any person or persons. At the discretion of the Board, such bond may be in individual schedule or blanket form, and the premiums therefor shall be paid by the Company.

         (b) The Board of Directors shall direct and require suitable insurance protection to the Company against burglary, robbery, theft, liability and other similar insurable hazards to which the Company may be exposed in the operations of its business on the premises or elsewhere.

         (c) At least once in each year, the Board of Directors shall prescribe the amount or penal sum of such bonds or policies and the sureties or underwriters thereon, after giving due and careful consideration to all known elements and factors constituting such risk or hazard. Such action shall be recorded in the minutes of the Board and be subject to approval of the FRB.


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                    ARTICLE V - POWERS AND DUTIES OF OFFICERS

         SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be an ex-officio member of all Standing Committees, except the Auditing Committee. The Chairman, together with the President and the Executive Committee, if any, shall decide upon the general policy to be followed by the Company, and to be carried out by its officers. The Chairman of the Board and the President may be the same person.

         SECTION 2. PRESIDENT. The President may be the Chief Executive Officer of the Company and shall be an ex-officio member of all Standing Committees, except the Auditing Committee. The President shall have general management and supervision of all of the affairs and business of the Company, including but not limited to the operation of the home office and any other offices, including supervision of all officers and employees engaged in such operations, and shall have such other duties and authority as may be conferred by these Bylaws or by the Board of Directors. The President, together with the Chairman of the Board and the Executive Committee, if any, shall determine the general policy to be followed by the Company, and to be carried out by its officers. The offices of the Chairman of the Board and the President may be held by the same person.

         SECTION 3. SECRETARY. The Secretary shall attend and keep minutes of all meetings of the shareholders and the Board of Directors. The Secretary shall issue notices of all meetings of shareholders, Directors, Committees or other meetings where notice is required. The Secretary shall preserve the organizational papers, the corporate Charter, the Bylaws, minutes of the proceedings of meetings of shareholders, Directors, and reports of the Board and the Committees. The minutes of each meeting shall be signed by the Chairman of the Board or the President and attested by the Secretary.

         SECTION 4. OTHER OFFICERS. The other officers of the Company shall have such authority and perform such duties as may from time to time be delegated to them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.

                      ARTICLE VI - EXECUTION OF INSTRUMENTS

         SECTION 1. SALE AND TRANSFER OF SECURITIES. The Chairman, the President, and the Secretary are authorized to sell and assign or endorse for transfer or exchange any stock, bond, United States security, or other security, or to request payment or reissue of any and all such securities now or hereafter registered in the name of the Company and owned by it or held by it in any fiduciary capacity; to sell and assign any such securities which the Company is, or shall be, authorized or empowered to sell and assign as attorney for, or other representative of, the owner thereof, and to use one or more attorneys for such purpose.

         SECTION 2. DEEDS AND CONTRACTS. The Chairman, the President, the Executive Vice President, and the Secretary are authorized to purchase and sell real estate and to execute all contracts of the Company.

         SECTION 3. NOTES, SECURITY AGREEMENTS AND PLEADINGS. The Chairman, the President, and the Secretary, may be authorized by resolution of the Board of Directors, which may also require the signature of any other officer of the Company, to endorse all notes or bills of exchange to borrow money on behalf of the Company and to pledge collateral belonging to the Company as security


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for such loans and to execute such notes and security agreements as may be necessary or proper therefor; to execute pleadings, releases of claims and other papers for and on behalf of the Company; and to place securities belonging to the Company as security for public funds deposited in the Company.

         SECTION 4. RELEASE OF LIENS. The Chairman, the President, or the Secretary are severally authorized to execute release of liens on real property and on tangible and intangible personal property securing indebtedness owing the Company.

                      ARTICLE VII - COMMITTEES OF THE BOARD

                           A. THE EXECUTIVE COMMITTEE

         SECTION 1. MEETINGS AND DUTIES. The Executive Committee, if any, shall be composed of the Chairman, the President and at least three (3) other Directors. The Chairman of the Board or the President shall serve as its Chairman. The Executive Committee shall meet when called by the Chairman of the Board, President or any three (3) Executive Committee members. In the absence of a member of the Executive Committee, the Chairman may appoint another Director to serve in the absent member's place. The Executive Committee shall have supervision of the current business of the Company and of the management and investment of its funds and assets. It shall direct and supervise the duties and functions of the officers. It shall consider and pass on any loans to be made by the Company, shall recommend to the Board of Directors the salaries of all officers of the Company and shall have general supervision of all expenses. The Committee may recommend reasonable compensation for Directors, advisors to the Board, and Committee members for attendance at meetings, subject to the approval of the Board. A majority of the Executive Committee shall constitute a quorum, and resolutions may be adopted by a majority vote of a quorum. An employee of the Company as designated by the Chairman of the Board or the President shall act as Secretary of the Executive Committee and record all minutes of the Executive Committee.

         SECTION 2. ELECTION OF OFFICERS. The Executive Committee may elect officers subject to approval by the Board of Directors.

         SECTION 3. ADDITIONAL AUTHORITY. At any time occurring between regular meetings of the Board of Directors, the Executive Committee shall have the power to adopt resolutions which shall be of like force and effect as though regularly adopted by the Board of Directors, except that the Executive Committee may not declare dividends, amend the Bylaws, elect Directors or approve extensions of credit by the Company to a Director or Directors or to any firm in which any Director owns an interest. Any such actions thus taken by the Executive Committee shall be subject to review by the Board of Directors; provided, however, that such review shall not affect the rights of other persons who may have relied on the same.

                            B. THE AUDITING COMMITTEE

         SECTION 1. MEETINGS AND DUTIES. The Auditing Committee, none of whom shall be active officers of the Company, shall consist of at least three (3) members of the Board of Directors, recommended by the President or the Chairman of the Board, and appointed by the Board. The Auditing Committee shall meet at least annually and at the call of the Chairman of the Board or the


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Chairman of the Auditing Committee. In the absence of a member of the Committee, the Chairman may appoint another Director to serve in the absent member's place; provided, however, that neither the President nor the Chief Executive Officer may serve on the Auditing Committee. The Committee shall examine such books, assets and securities of the Company as it deems necessary or proper, or as it may be directed to examine, comparing and verifying the same. A record shall be kept of all such examinations, which shall be certified to by the members of the Auditing Committee serving, and presented to the Board of Directors at its next meeting. The Auditing Committee shall report to the Board of Directors the results of the examination relating to whether the Company is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board such changes as shall be deemed advisable.

         SECTION 2. EMPLOYMENT OF CERTIFIED PUBLIC ACCOUNTANTS. The Auditing Committee, upon its own recommendation and with the approval of the Board of Directors and the shareholders, may employ a qualified firm of Certified Public Accountants to make the examination and audit of the Company. If such a procedure is followed, the one annual examination and audit of such firm of accountants and the presentation of its reports to the Board of Directors, will be deemed sufficient to comply with the requirements of this Article of these Bylaws.

                               C. OTHER COMMITTEES

         The Board of Directors may appoint other committees, from time to time, as recommended by the President or the Chairman of the Board, for such purposes and with such powers as the Board may determine. Unless otherwise specified by the Board or these Bylaws, a majority of the Committee members will constitute a quorum of any Board-appointed Committee.

                       ARTICLE VIII - CERTIFICATES OF STOCK

         SECTION 1. ISSUANCE. Certificates of the capital stock of the Company shall be issued for one or more full shares only and shall be numbered consecutively. Each certificate shall be personally signed by those officers who may, from time to time, be named by the Board of Directors or the Executive Committee. Two signatures, of any combination of the President, Chairman of the Board or Secretary, shall be required, and the seal of the Company or a facsimile thereof, shall be impressed or printed on each certificate.

         Certificates shall meet the requirements of the laws of the State of Tennessee and shall state upon the face thereof that the stock is transferable only upon the books of the Company.

         SECTION 2. TRANSFER. Capital stock shall be transferable only on the books of the Company, subject to these Bylaws, by the owner in person or by an attorney or legal representative, written evidence of whose authority shall be filed with the Company, and no transfer of stock shall be required except upon surrender or cancellation of the certificate representing same. Certificates of shares of stock shall state upon the face thereof that the stock is transferable only upon the books of the Company. The Company shall not be required to transfer any certificate of shares of stock to another when the transferror thereof is indebted to the Company. A stock certificate book or other suitable record shall be maintained of all assignments and transfers of stock.



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         When stock is transferred, the returned certificates shall be canceled and preserved for record purposes for such a period of time as the Board of Directors deems advisable or as otherwise required by applicable law.

         SECTION 3. LOST CERTIFICATE. Duplicate certificates may be issued in lieu of lost certificates upon proof of loss and indemnification satisfactory to the Company.

                          ARTICLE IX - INDEMNIFICATION

         (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a Director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph) hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition hereinafter an "advancement of expenses"); provided, however, that if the Tennessee Business Corporation Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to any employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article X or otherwise (hereinafter an "undertaking").

         (b) if a claim under paragraph (a) of this Article X is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ten (10) days the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to


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enforce a right of indemnification hereunder but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Tennessee Business Corporation Act. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article X or otherwise shall be on the Company.

         (c) The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

         (d) The Company may, to the extent authorized form time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Company to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of Directors, officers, and employees of the Company.

                      ARTICLE X - FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Company shall end on the 31st day of December of each year. The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the Shareholders.

                             ARTICLE XI - DIVIDENDS

         Subject to the terms of the Company's Charter, the laws of the State of Tennessee, and the regulations and orders of the FRB, the Board of Directors may, from time to time, declare, and the Company may pay, dividends on its outstanding classes of capital stock.

                            ARTICLE XII - AMENDMENTS

         (a) These Bylaws may be changed or amended by the vote of a majority of the Directors at any regular or special meeting of the Board; provided, however, that the Directors shall have been given ten (10) days notice of intention to change or offer an amendment thereto.



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


         (b) Only by a vote of the holders of a majority of the outstanding voting shares voted at a meeting of the Shareholders may these Bylaws be amended to affect the duties, term of office or indemnification of a Director.

                             ARTICLE XIII - RECORDS

         The Charter, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and any Standing Committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Chairman of the Board, the President or the Secretary, or other officer appointed to act as Secretary of the meeting.

                               ARTICLE XIV - SEAL

         The Company shall have a corporate seal which shall have inscribed thereon,

                      "STATE OF FRANKLIN BANCSHARES, INC."

         The Chairman of the Board or the President and Secretary shall have authority to affix the corporate seal of the Company and to attest the same.

         No document other than the certificates of capital stock of the Company shall be required to have the corporate seal. A facsimile of the corporate seal printed on the certificates of capital stock shall be fully effective as the corporate seal of the Company.

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